Exhibit 10.4

THIS INSTRUMENT WAS
PREPARED BY AND AFTER
RECORDING RETURN TO

Joshua L. Christie
Ice Miller LLP
One American Square, Suite 2900
Indianapolis, Indiana 46282

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Mortgage”) is dated as of July 31, 2020, by AQUABOUNTY TECHNOLOGIES, INC., a Delaware corporation (“Mortgagor”), as mortgagor, whose address is 2 Mill and Main Place, Suite 395, Maynard, MA 01754, to FIRST FARMERS BANK AND TRUST, as mortgagee (“Mortgagee,” which term shall include each of its successors and assigns in such capacity), whose address is 123 N. Jefferson Street, Converse, Indiana 46919.

Background:
A.Mortgagor is the owner of the fee simple interest in the real property located at 11550 E Gregory Road, Albany, Indiana 47320, as more particularly described on Exhibit A attached hereto and incorporated herein by reference;

B.Pursuant to that certain Unconditional and Continuing Secured Guaranty Agreement of even date herewith given by Mortgagor in favor of Mortgagee (the “Guaranty"), Mortgagor is guaranteeing the payment and performance of those obligations of AquaBounty Farms Indiana LLC, a Delaware limited liability company and subsidiary of the Mortgagor (the “Borrower”), under that certain Loan and Security Agreement dated as of July 31, 2020 (as it may hereafter be amended, modified, extended, renewed, restated, supplemented and/or amended and restated from time to time, the “Loan Agreement”), including without limitation, that certain Term Note in the original principal amount of Four Million Dollars and 00/100 ($4,000,000.00) of even date herewith, executed by Borrower in favor of Mortgagee, and any and all modifications, extensions and renewals thereof (the “Note”). The loan evidenced by the Note, together with any and all modifications, extensions and renewals thereof, is referred to herein as the “Loan”.

C.Mortgagor is required to execute and deliver this Mortgage pursuant to the Guaranty and the Loan Agreement.
I\15454129.6

Exhibit 10.4
NOW, THEREFORE, to secure the obligations of the Mortgagor under the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement. References to this “Mortgage” shall mean this instrument as amended, revised, modified, supplemented, extended or amended and restated from time to time.

ARTICLE I. MORTGAGE

1.1 Grant. For the purposes and upon the terms and conditions in this Mortgage, Mortgagor irrevocably mortgages, warrants, grants, conveys and assigns to Mortgagee, with right of entry and possession and, to the extent permitted by applicable law, power of sale, Mortgagor’s interest in the following now owned or hereafter acquired: (a) all of that tract or parcel(s) of land and other real property interests described on Exhibit A attached hereto (the “Land”) and all of the buildings, improvements, structures and fixtures (excluding any equipment owned by Praxair, Inc., including any such equipment deemed to be a fixture (the "Praxair Equipment")) now or subsequently located on the Land (the “Improvements,” the Land and the Improvements being collectively referred to as the “Real Property”); (b) all easements, rights-of-way and rights used in connection with or as a means of access to any portion of the Real Property; (c) all tenements, hereditaments and appurtenances thereof and thereto; (d) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Real Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Real Property; (e) all buildings, improvements, fixtures, equipment, and property (excluding the Praxair Equipment) now or hereafter built on or in, or affixed to, the Real Property, including but not limited to boilers, engines, motors, dynamos and generating equipment; computers, computer workstations and terminals used in the operation of building systems; telephone and other communications systems; piping and plumbing fixtures; stoves, ranges, cooking apparatus and mechanical kitchen equipment; dishwashers, clothes-dryers, refrigerators and freezers; cooling, heating, ventilating, sprinkling and vacuum cleaning systems; fire extinguishing apparatus and equipment; gas and electric fixtures; irrigation systems and equipment; carpeting and underpadding; fire alarm, security and access control systems; elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, screens, storm sash and awnings; furniture and furnishings of public spaces, halls and lobbies; incinerating systems and equipment; and landscaping now or hereafter erected or located on the Real Property (the “Tangible Personalty”); (f) all development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, the Real Property; (g) all mineral rights, oil and gas rights, air rights, water or water rights, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with the Real Property, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights; (h) all leases, licenses, rental agreements and other agreements of any kind relating to the use or occupancy of any of the Real Property, whether existing as of the date hereof or at any time hereafter entered into, together with all guarantees of and security for any tenant’s or lessee’s performance thereunder, and all amendments, extensions, renewals and modifications thereto (each, a “Lease” and collectively, the “Leases”), together with any and all other rents, income, receipts, revenues, issues, profits and other income of any nature now or hereafter due (including any income of any nature coming due during any redemption period) under the Leases or from or arising out of the Real Property including minimum rents, additional rents, percentage rents, parking or common area maintenance contributions, tax and insurance contributions, deficiency rents, forfeitures or liquidated damages following default in any Lease, all proceeds payable as a result of exercise of any option to purchase the Real Property, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, and all proceeds from any rights and claims of any kind that Mortgagor may

Exhibit 10.4
have against any tenant under the Leases or any occupants of the Real Property (all of the above are hereafter collectively referred to as the “Rents”); (i) all interest or estate which Mortgagor now has or may hereafter acquire in the Real Property and all additions and accretions thereto; and (j) all awards or payments made for the taking of all or any portion of the Real Property by eminent domain or any proceeding or purchase in lieu thereof, or any damage to any portion of the Real Property, and all proceeds of the foregoing (all such property and related rights described in clauses (a) through (j) in this Section 1.1 are hereinafter individually and collectively referred to as the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limitation of general terms.

TO HAVE AND TO HOLD the Subject Property with all privileges and appurtenances thereunto belong, to Mortgagee, its successors and assigns forever, upon the terms and conditions, and for the uses hereinafter set forth.

This Mortgage shall also constitute a security agreement under the Indiana Uniform Commercial Code (the “Indiana UCC”) between Mortgagor as debtor and Mortgagee as secured party. Mortgagor grants a security interest to Mortgagee in any of the Subject Property that is fixtures or personal property, including without limitation the Rents and any contract rights under the Leases.

ARTICLE II. OBLIGATIONS SECURED

2.1 Obligations Secured. Mortgagor makes this grant and assignment for the purpose of securing the following (each, a “Secured Obligation” and collectively, the “Secured Obligations”):

(a) performance by Mortgagor of all of the terms, provisions, conditions, covenants and agreements on Mortgagor’s part to be performed and observed as provided in the Guaranty;

(b) payment of all of the Obligations, including, without limitation, the payment and performance of all obligations and liabilities of Mortgagor, as guarantor, and Borrower (whether now existing or hereafter arising) under the Loan Agreement and each of the other Loan Documents (including, without limitation, this Mortgage);

(c) payment and performance of all obligations of Mortgagor under this Mortgage, the Guaranty, or any other Loan Document to which it is a party, together with all advances, payments or other expenditures made by Mortgagee as or for the payment or performance of any such obligations of Mortgagor;

(d) payment and performance of all future advances and other obligations made or incurred by Borrower pursuant to the Loan Agreement or the other Loan Documents; and

(e) all modifications, extensions and renewals of any of the Secured Obligations (including without limitation, (i) modifications, extensions or renewals at a different rate of interest, or (ii) deferrals or accelerations of the required principal payment dates or interest payment dates or both, in whole or in part), however evidenced, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 Obligations. The term “obligations” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, joint or several, including without limitation, all principal, interest, charges, including prepayment charges and late charges, and loan fees at any time accruing or assessed on any Secured Obligation.

Exhibit 10.4
2.3 Notice of Secured Obligations. Upon the recordation of this Mortgage with the Recorder’s Office in the County where the Real Property is located, all Persons who may have or acquire an interest in the Subject Property are hereby deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Loan Agreement or any other Secured Obligation may permit borrowing, repayment and reborrowing; and (b) the rate of interest on one or more of the Secured Obligations may vary from time to time. All such advances shall have the same priority as the funds initially advanced under any such Secured Obligation.

2.4 Future Advances. This Mortgage is a “Future Advance Mortgage” under IC 32-29-1-10. This Mortgage is given to secure future advances under the Secured Obligations to the same extent as if such future advances were made on the date of the execution of this Mortgage, including payment of any and all additional sums which are in the future loaned by Mortgagee to Mortgagor or any other Borrower, to Mortgagor and another Borrower, or to another guaranteed or endorsed by Mortgagor or any other Borrower pursuant to the Loan Agreement or any other Loan Document, whether now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether for principal, interest or other debts, obligations or liabilities and whether or not all or any of such debts, obligations or liabilities are or become barred by any statute of limitations or otherwise unenforceable. The lien of this Mortgage shall be valid as to all obligations secured hereby, including future advances, from the time of its filing for recording in the recorder’s or registrar’s office of the county in which the Subject Property is located. The total principal amount of the obligations secured hereby may increase or decrease from time to time, however the amount secured hereby shall not at any time exceed the maximum principal amount of $10,000,000, together with interest thereon and the amount of any disbursements made to preserve the lien of this Mortgage.

ARTICLE III. ASSIGNMENT OF LEASES AND RENTS

3.1 Assignment. For the purposes and upon the terms and conditions set forth herein, Mortgagor irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest, now owned or hereafter acquired in, to and under all Leases and Rents. This assignment shall not impose upon Mortgagee any duty to produce Rents from the Subject Property, nor cause Mortgagee to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any Person at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property. This is an absolute assignment, not an assignment for security only, and Mortgagee’s right to Rents is not contingent upon and may be exercised without taking possession of the Subject Property. Mortgagor agrees to execute and deliver to Mortgagee, within five (5) days of Mortgagee’s written request, such additional documents as Mortgagee may reasonably request to further evidence the assignment to Mortgagee of any and all Leases and Rents. Upon the occurrence and during the continuance of an Event of Default, Mortgagee, at Mortgagee’s option and without notice, may notify any lessee or tenant of this assignment of the Leases and Rents.

3.2 Protection of Security. To protect the security of this assignment, Mortgagor agrees:

(a) At Mortgagor’s sole cost and expense: (i) to perform each obligation to be performed by the lessor or landlord under each Lease and to enforce or secure the performance of each material obligation to be performed by the lessee or tenant under each Lease; (ii)  not to anticipate the Rents under any Lease (i.e. not to accept payment of any Rents more than one month in advance); and (iii) except in Mortgagor’s ordinary course of business, not to waive or release any lessee or tenant of or from any material Lease obligations, in each case except as otherwise permitted by the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, Mortgagor assigns to Mortgagee all of Mortgagor’s right and power to modify the terms of any Lease, to accept a surrender under or terminate

Exhibit 10.4
the term of or anticipate the Rents under any Lease, and to waive or release any lessee or tenant of or from any Lease obligations.

(b) At Mortgagor’s sole cost and expense, to defend any action in any manner connected with any Lease or the obligations thereunder, and to pay all costs of Mortgagee, including reasonable attorneys’ fees, in any such action in which Mortgagee may appear.

(c) That, should Mortgagor fail to do any act required to be done by Mortgagor under a Lease, then Mortgagee, but without obligation to do so and without releasing Mortgagor from any obligation hereunder, may make or do the same in such manner and to such extent as Mortgagee deems necessary to protect the security hereof, and, in exercising such powers, Mortgagee may employ attorneys and other agents, and Mortgagor shall pay necessary reasonable costs and attorneys’ fees incurred by Mortgagee, or its agents, in the exercise of the powers granted herein.

(d) To pay to Mortgagee immediately upon demand all sums reasonably expended under the authority hereof, including attorneys’ fees, together with interest thereon at the default rate provided for in the Loan Agreement, and the same, at Mortgagee’s option, may be added to any Secured Obligation and shall be secured hereby.

3.3 License. So long as no Event of Default exists, Mortgagor shall have a license (“License”) to collect and retain the Rents as, but not before, they come due and payable and a license to exercise all rights under and with respect to the Leases. At any time that an Event of Default exists, the License may be revoked by Mortgagee, and Mortgagee may, to the extent permitted by applicable law, at Mortgagee’s option and without further notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court: (a) enter, take possession of, manage and operate the Subject Property or any part thereof; provided that Borrower may, at the sole discretion of Mortgagee and subject to the terms and conditions set forth in Section 11.1 of the Loan Agreement, continue to produce, harvest and sell fish currently in production at the Subject Property at the time of entry by Mortgagee; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Mortgagee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Mortgage. Mortgagor hereby authorizes and directs the tenants of the Subject Property to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, without any obligation of such tenants to determine whether an Event of Default has in fact occurred and regardless of whether Mortgagee has taken possession of any portion of the Subject Property, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payments to Mortgagee shall constitute payments to Mortgagor under the Leases. The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Event of Default, nor waive, modify or affect any notice of default hereunder, nor invalidate any act done pursuant to any such notice. The License shall not grant to Mortgagee the right to possession, except as provided in this Mortgage.

3.4 Statutory Rights. Without limited the scope of the assignment of Leases and Rents contained in this Mortgage, the assignment of Leases and Rents set forth herein shall constitute an assignment of rents as set forth in IC 32-21-4-1 and thereby creates, and Borrower hereby grants to Mortgagee, a security interest in the Leases and Rents that will be perfected upon the recording of this Mortgage.

ARTICLE IV. RIGHTS AND DUTIES OF THE PARTIES

4.1 Title. Mortgagor warrants that, except for Permitted Liens, Mortgagor lawfully possesses and holds a valid fee simple interest in the Subject Property without limitation on the right to encumber,

Exhibit 10.4
as herein provided, and that this Mortgage is a valid lien on the Subject Property and all of Mortgagor’s interest therein. Mortgagor warrants that (a) it has a right to mortgage the Subject Property; (b) that it is seized of the Land and the Improvements and has indefeasible fee simple title to the Land and the Improvements and has the right to encumber and convey the same, and title to such Land and Improvements is free and clear of all liens and encumbrances except for the Permitted Liens; (c) that it is the owner of all material Tangible Personalty free and clear of all liens and encumbrances except for the Permitted Liens and (c) that it will warrant and defend the title to such property except for Permitted Liens against the claims of all Persons. As to the balance of the Subject Property, the Rents, and all other personal property, the Mortgagor represents and warrants that it will defend such property against the claims of all Persons subject to the Permitted Liens.

4.2 Damages; Insurance and Condemnation Proceeds.

(a) (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to Mortgagee.  At the absolute discretion of Mortgagee, whether or not its security is or may be impaired, but subject to the terms of the Loan Agreement and applicable law if any, and without regard to any requirement contained in any other Section hereof, Mortgagee may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose.  Mortgagee may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided that in no event shall Mortgagee be responsible for any failure to collect any claim or award.

(b) Notwithstanding the foregoing to the contrary, if each of the following conditions, is satisfied, Mortgagee shall, upon request of Mortgagor, permit insurance or condemnation proceeds held by Mortgagee to be used by Mortgagor for repair, restoration or replacement:

(i) There shall then exist no Event of Default;

(ii) Mortgagor shall furnish to Mortgagee a certificate of an architect or engineer reasonably acceptable to Mortgagee stating (x) that the Subject Property is capable of being restored, prior to the maturity of the Secured Obligations, to substantially the same condition as existed prior to the loss or condemnation, (y) the aggregate estimated direct and indirect costs of such restoration and (z) as to any condemnation, that the property taken in such condemnation, or sold under threat thereof, is not necessary to Mortgagor’s customary use or occupancy of the Subject Property or Mortgagor otherwise provides Mortgagee adequate assurance that the Subject Property can be restored or is not necessary to Mortgagor’s customary use or occupancy of the Subject Property;

(iii) In the event that the estimated cost of restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, Mortgagor shall deposit the amount of such excess with Mortgagee or such other arrangements reasonably acceptable to Mortgagee; and

(iv) Mortgagor completes the repair, restoration and replacement within 365 days after the date of the loss or condemnation (or such longer term as Mortgagee may reasonably approve).

Exhibit 10.4
If Mortgagee makes insurance or condemnation proceeds available for repair, restoration or replacement under this Section 4.2(b), such proceeds shall be disbursed by Mortgagee in accordance with its customary procedures for the disbursement of construction loans.

4.3 Protection of Security. Mortgagor shall, at Mortgagor’s sole expense: (a) protect, preserve and defend the Subject Property and Mortgagor’s title and right to possession of the Subject Property against all adverse claims and (b) protect, preserve and defend the security of this Mortgage and the rights and powers of Mortgagee under this Mortgage against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, the filing of any action or proceeding, or the occurrence of any damage, condemnation offer or other action relating to or affecting the Subject Property.

4.4 Powers and Duties of Mortgagee. Mortgagee, may, upon written request, without obligation to do so or liability therefor and without notice: (a) release all or any part of the Subject Property from the lien of this Mortgage; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Subject Property, or any extension agreement or any agreement subordinating the lien or charge of this Mortgage. Mortgagee may from time to time apply to any court of competent jurisdiction for aid and direction in the exercise or enforcement of its rights and remedies available under this Mortgage, and may obtain orders or decrees directing, confirming or approving acts in the exercise or enforcement of said rights and remedies. Mortgagee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Mortgagor or Mortgagee shall be a party) unless held or commenced and maintained by Mortgagee under this Mortgage.

4.5 Compensation; Exculpation; Indemnification.

(a) Mortgagee shall not directly or indirectly be liable to Mortgagor or any other Person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Mortgagee in this Mortgage; (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under this Mortgage or any Lease or other agreement related to the Subject Property; or (iii) any loss sustained by Mortgagor or any third party as a result of Mortgagee’s failure to lease the Subject Property or any portion thereof after any Event of Default or from any other act or omission of Mortgagee in managing the Subject Property or any portion thereof after any Event of Default unless such loss is caused by the willful misconduct or gross negligence of Mortgagee, in each case as determined by a final and non-appealable judgment in a court of competent jurisdiction; and no such liability shall be asserted or enforced against Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor.

(b) Mortgagor shall indemnify Mortgagee against, and defend and hold them harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which any such Person may suffer or incur: (i) by reason of this Mortgage; (ii) by reason of the execution of this Mortgage or the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Mortgagor to perform Mortgagor’s obligations; or (iv) by reason of any alleged obligation or undertaking of Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property, including without limitation, the payment of any taxes, assessments, rents or other lease obligations, liens, encumbrances or other obligations of Mortgagor under this Mortgage, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the Mortgagee, as determined by a court of competent jurisdiction by final nonappealable judgment. Mortgagor’s duty to indemnify and defend Mortgagee shall survive the payment, discharge or cancellation of the Secured Obligations and the release or satisfaction, in whole or in part, of this Mortgage.

Exhibit 10.4
(c) Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee, together with interest thereon from the date such indebtedness arises at the default rate provided for in the Loan Agreement.

4.6 Releases, Extensions, Modifications and Additional Security. Without notice to or the consent, approval or agreement of any Person having any interest at any time in the Subject Property or in any manner obligated under any Secured Obligation (each, an “Interested Party”), Mortgagee may, from time to time as permitted by the Loan Agreement, release any Interested Party from liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, accept additional security, and enforce, waive, subordinate or release all or a portion of the Subject Property or any other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any Interested Party or release or impair the priority of the lien of this Mortgage upon the Subject Property.

4.7 Release of Mortgage. Upon any disposition of the Secured Property permitted by the Loan Agreement and upon the payment in full of all Secured Obligations (other than (i) contingent indemnification and expense reimbursement obligations which survive termination of the Loan Documents and in respect of which no claim has been made and (ii) obligations under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Secured Party have been made), the termination or expiration of the Commitments, Mortgagee, without warranty, shall deliver for recording in the appropriate real property records a satisfaction or release of Mortgage for the Subject Property, or that portion thereof then covered hereby, from the lien of this Mortgage.

4.8 Subrogation. Mortgagee shall be subrogated to the lien of all encumbrances, whether or not released of record, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any Secured Obligation.

4.9 Restrictions on Transfer. Except as permitted by the Loan Documents, it shall be an Event of Default hereunder if, without the prior written consent of Mortgagee, Mortgagor shall create, effect or consent to or shall suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation of the Subject Property or any part thereof or interest therein, including the equity of redemption; whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise; provided that the foregoing provisions of this Section shall not apply to (i) liens securing the Loan, or (ii) the lien of current taxes and assessments not in default.

ARTICLE V. DEFAULT PROVISIONS

5.1 Event of Default. The term “Event of Default” as used in this Mortgage shall mean:

(a)if a default or an Event of Default under any Loan Document occurs and continues beyond any applicable cure period;

(b)if a default under any loan to or agreement with Mortgagee by the Mortgagor shall occur and be continuing beyond any applicable cure period;

(c)if a default under Section 4.9 herein shall occur and be continuing without notice or period of grace of any kind;

Exhibit 10.4
(d)if any default exists under any other provisions hereof, and such default shall continue for thirty (30) days after written notice to Mortgagor or if such failure cannot reasonably be corrected within such thirty (30) day time period, such longer period not to exceed ninety (90) days that the Mortgagor diligently pursues the correction thereof; or

(e)if there shall occur any default or event of default, or any similar event, or any event which requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement guaranteed, issued, assumed or entered into by the Mortgagor or any borrower or guarantor of the Loan or under the terms of any indenture, agreement or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured or guaranteed, whether owed to Mortgagee or any other creditor, and such event shall continue beyond any applicable period of grace.

5.2 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, and at any time thereafter, Mortgagee shall, subject to the terms of the Guaranty, have all the following rights and remedies:

(a) With or without notice, to declare all Secured Obligations immediately due and payable in full;

(b) To the extent permitted by applicable law, with or without notice, without releasing Mortgagor from any Secured Obligation and without becoming a mortgagee in possession, to cure any Event of Default and, in connection therewith: (i) to enter upon the Subject Property and to do such acts and things as Mortgagee deems necessary or desirable to protect the security of this Mortgage, including without limitation, to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee hereunder and to exclude Mortgagor and its agents and employees from the Subject Property without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Subject Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Subject Property and every part thereof, including, at the sole discretion of Mortgagee and subject to the terms and conditions set forth in Section 11.1 of the Loan Agreement, permitting Borrower to continue to produce, harvest and sell fish currently in production at the Subject Property at the time of entry by Mortgagee; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Mortgagee, is senior in priority to this Mortgage (except to the extent set forth in the Intercreditor Agreement), the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain, and to pay any premiums or charges with respect to, any insurance required to be carried hereunder; and (iv) to employ counsel, accountants, contractors and other appropriate persons to assist Mortgagee.

(c) To commence and maintain proceedings, judicial or otherwise, to foreclose this Mortgage under applicable law, in which case the Subject Property or any interest therein may be sold for cash or credit in one or more parcels or in several interests or portions and in any manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable law, or to obtain specific enforcement of the covenants of Mortgagor under this Mortgage, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy. For the purposes of any suit brought under this subsection, Mortgagor waives the defenses of laches and any applicable statute of limitations.

(d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; or (ii) the existence of a declaration that the Secured Obligations are immediately due and payable.

Exhibit 10.4
(e) To take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Subject Property; to make or modify Leases of, and other agreements with respect to, the Subject Property upon such terms and conditions as Mortgagee deems proper; and to make repairs, alterations and improvements to the Subject Property deemed necessary, in Mortgagee’s judgment, to protect or enhance the security hereof.

(f) To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, to take all actions permitted under the Indiana UCC, and to apply the proceeds received in accordance with Section 5.3, all in such order and manner as Mortgagee shall determine in its sole discretion.

(g) Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Mortgagee in its sole underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, and costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Secured Obligations; and (vii) such other factors or matters that Mortgagee deems appropriate. Mortgagor acknowledges and agrees that, to the extent permitted by law: (A) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Mortgagee’s credit bid need not have any relation to any loan-to-value ratios specified in any agreement between Mortgagor and Mortgagee or previously discussed by Mortgagor and Mortgagee; and (D) Mortgagee’s credit bid may be, at Mortgagee’s sole discretion, higher or lower than any appraised value of the Subject Property.

(h) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage. In any sale of the Subject Property made pursuant to this Mortgage, Mortgagee, to the extent permitted by governing law, may elect to deem all of the Subject Property to be real property for purposes thereof.

5.3 Application of Foreclosure Sale Proceeds. After deducting all costs, fees and expenses of sale, including costs of evidence of title and attorneys’ fees in connection with a sale, all proceeds of any foreclosure sale shall, to the extent permitted by law, be applied first, to payment of all Secured Obligations (including without limitation, all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the default rate provided for in the Loan Agreement), in such order and amounts as Mortgagee in its sole discretion shall determine; and the remainder, if any, to the Person or Persons legally entitled thereto.

5.4 Application of Other Sums. All Rents or other sums received by Mortgagee or any agent or receiver hereunder, less all costs and expenses incurred by Mortgagee or such agent or receiver, including attorneys’ fees, shall be applied to payment of the Secured Obligations in such order as

Exhibit 10.4
Mortgagee shall determine in its sole discretion; provided that Mortgagee shall have no liability for funds not actually received by Mortgagee.

5.5 No Cure or Waiver. Neither Mortgagee’s or any receiver’s entry upon and taking possession of the Subject Property, nor any collection of Rents, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security of this Mortgage, or cure or waive any breach, Event of Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option of the Subject Property or a subordination of the lien of this Mortgage.

5.6 Costs, Expenses and Attorneys’ Fees. Mortgagor agrees to pay to Mortgagee immediately upon demand the full amount of all out of pocket payments, advances, charges, costs and expenses, including court costs and reasonable attorneys’ fees, expended or incurred by Mortgagee pursuant to this Article V, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Mortgagee or any other Person) relating to Mortgagor or in any way affecting any of the Subject Property or Mortgagee’s ability to exercise any of its rights or remedies with respect thereto. Without limitation of the foregoing, Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Mortgagee from and against any and all claims, losses, payments, charges, costs and expenses imposed upon or incurred by or asserted against any Secured Party and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Mortgage or any of the other Loan Documents. All of the foregoing shall be paid by Mortgagor with interest from the date of demand until paid in full at the default rate provided for in the Loan Agreement.

5.7 Power to File Notices and Cure Defaults. Mortgagor hereby irrevocably appoints Mortgagee (and all officers, employees or agents designated by Mortgagee) as Mortgagor’s true attorney-in-fact to perform any of the following powers, which agency is coupled with an interest and is irrevocable: (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect the Mortgagee’s interests; and (b)  upon the occurrence and continuance of any event, act or omission which with the giving of notice or the passage of time, or both, would constitute an Event of Default, to perform any obligation of Mortgagor hereunder; provided that Mortgagee, as such attorney-in-fact, shall only be accountable for such funds as are actually received by Mortgagee, and Mortgagee shall not be liable to Mortgagor or any other Person for any failure to act under this Section.

5.8 Remedies Cumulative; No Waiver. All rights, powers and remedies of Mortgagee hereunder are cumulative and are in addition to all rights, powers and remedies provided by law or in any other Loan Document. No delay, failure or discontinuance of Mortgagee in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

ARTICLE VI. MISCELLANEOUS PROVISIONS

6.1 No Merger. No merger shall occur as a result of any Secured Party’s acquiring any other estate in, or any other lien on, the Subject Property unless such Secured Party specifically consents to a merger in writing.

Exhibit 10.4
6.2 Execution of Documents. Mortgagor agrees, upon demand by Mortgagee, to do any act or execute any and all reasonably requested documents and instruments (including, but not limited to, security agreements on any personalty included or to be included in the Secured Obligations and a separate assignment of each Lease in recordable form that includes or refers to the License) required to effectuate the provisions hereof as long as any such documents or instruments do not add additional liability or obligations on Mortgagor.

6.3 Right of Inspection. Subject to the rights of tenants under the Leases, Mortgagee or its agents or employees may enter onto the Subject Property at any reasonable time upon prior notice (other than in the case of an emergency) for the purpose of inspecting the Subject Property and ascertaining Mortgagor’s compliance with the terms hereof.

6.4 Notices, Requests for Notice. All notices, requests and demands which Mortgagor or Mortgagee is required or may desire to give to the other party must be in writing, delivered in accordance with the terms of the Loan Agreement to Mortgagee at the following address:

First Farmers Bank and Trust
123 N. Jefferson Street
Converse, Indiana 46919

and to Mortgagor at its address set forth in the introductory paragraph hereto, or at such other address as either party shall designate by written notice to the other party in accordance with the provisions hereof.

6.5 Successors; Assignment. This Mortgage shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

6.6 Rules of Construction. (a) When appropriate based on the identity of the parties or other circumstances, the masculine gender includes the feminine or neuter or both, and the singular number includes the plural; (b) the term “Subject Property” includes all and any part of or interest in the Subject Property; (c) all Section headings herein are for convenience of reference only, are not a part of this Mortgage, and shall be disregarded in the interpretation of any portion of this Mortgage; and (d) all terms of Exhibit A, and each other exhibit and/or rider attached hereto and recorded herewith, are hereby incorporated into this Mortgage by this reference.

6.7 Amendments and Waivers; No Oral Modification. Neither this Mortgage nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of the Loan Agreement. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

6.8 Severability of Provisions. If any provision of this Mortgage shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Mortgage.

6.9 Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Subject Property, (ii) any extension of the time for the enforcement of the collection of the Secured Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Subject Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor

Exhibit 10.4
may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the Subject Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of exercise by Mortgagee or any other Secured Party of the right of the rights hereby created.

6.10 Multiple Security. If (a) the Subject Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Obligations upon other property in the State of Indiana (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at its election, commence or consolidate in a single mortgagee’s sale or foreclosure action all mortgagee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Subject Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated mortgagee’s sale or foreclosure action upon the occurrence and during the continuance of an Event of Default is a specific inducement to Mortgagee to extend the Secured Obligations, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if upon the occurrence and during the continuance of an Event of Default Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Subject Property or against any collateral other than the Subject Property, which collateral directly or indirectly secures the Secured Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State of Indiana, upon the occurrence and during the continuance of an Event of Default Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Subject Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Subject Property, to foreclose this Mortgage or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale by Mortgagee in any such proceedings shall not prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State of Indiana) which directly or indirectly secures the Secured Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, upon the occurrence and during the continuance of an Event of Default, at its election, cause the sale of all collateral which is the subject of a single mortgagee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

Exhibit 10.4
6.11 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Indiana.

6.12 Conflicts. In the event of any conflict between the terms and provisions of this Mortgage and the terms and provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall govern with respect to the Subject Property.

6.13 Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing under the Indiana UCC, as amended or recodified from time to time, covering any Subject Property or goods which now is or later may become a fixture attached to the Real Property or any building located thereon and is to be filed for record in the real estate records of the county where the Subject Property is situated. The real property to which the fixtures relate is described on Exhibit A attached hereto. The name of the debtor for purposes of this financing statement is the name of the Mortgagor set forth in the first paragraph on Page 1 hereof, and the name of the secured party for purposes of this financing statement is the name of Mortgagee set forth in the first paragraph on Page 1 hereof. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph on Page 1 hereof. The address of Mortgagee/secured party is the address of Mortgagee as set forth in the first paragraph on Page 1 hereof. Mortgagor is an organization that is a corporation organized under the laws of the State of Delaware. The Delaware organizational identification number for Mortgagor is 2282110.

6.14 Indiana State Specific Provisions. Notwithstanding anything to the contrary contained in this Mortgage, in the event of any conflict or inconsistency between the provisions of this Section 6.14 and the other provisions of this Mortgage, the provisions of this Section 6.14 will govern.
(a) The obligations under the Loan Agreement have a final maturity date of October 1, 2028.
(b) Nothing in this Mortgage is intended to constitute a waiver of deficiency under IC 32-29-7-5.
(c) Mortgagor agrees that Mortgagee shall be entitled to a receiver as a matter of right in accordance with IC 32-30-5-1(4)(C) in any action by Mortgagee seeking to enforce this Mortgage, including, without limitation, by foreclosure.
(d) For purposes of this Section 6.14(d), "Applicable Law" means statutory and case law in Indiana, including, but not by way of limitation, Mortgage Foreclosure Actions, Ind. Code 32-30-10, Receiverships, Ind. Code 32-30-5, and the Uniform Commercial Code - Secured Transactions, Ind. Code 26-1-9.1 (the "UCC"), as amended, modified and/or recodified from time to time; provided, however, if by reason of mandatory provisions of law, the perfection, the effect of perfection or nonperfection, and the priority of a security interests in any collateral are governed by the Uniform Commercial Code as in effect in a jurisdiction other than Indiana, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to perfection, effect of perfection or non-perfection, and the priority of the security interests in any such collateral. Notwithstanding anything in the Loan Agreement, this Mortgage or the other Loan Documents to the contrary, upon the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled to all rights and remedies that a mortgagee would have under Applicable Law. In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Law, the provisions of Applicable Law shall take precedence over the provisions of the Mortgage, but shall not invalidate or render unenforceable any other provisions of the Mortgage that can be construed in a manner consistent with Applicable Law. Conversely, if any provision of the Mortgage shall grant to Mortgagee any rights or remedies upon the occurrence and during the continuance of an Event of Default of the Mortgagor which are more limited than the rights or remedies that would otherwise be vested in the mortgagee under

Exhibit 10.4
Applicable Law in the absence of said provision, Mortgagee shall be vested with the rights and remedies granted under Applicable Law. Notwithstanding any provision in this Mortgage relating to a power of sale or other provision for sale of the Subject Property upon the occurrence and during the continuance of an Event of Default by Mortgagor other than under a judicial proceeding, any sale of the Subject Property pursuant to the Mortgage will be made through a judicial proceeding, except as otherwise may be permitted under the Uniform Commercial Code. To the extent Applicable Law limits: (i) the availability of the exercise of any of the remedies set forth in the Mortgage, including without limitation the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of the Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in the Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to whether such remedies, waivers or indemnities were enforceable at the time of the execution and delivery of the Mortgage. The proceeds of any foreclosure sale of the Subject Property shall be distributed and applied pursuant to Applicable Law.
(e) All payments owed by Mortgagor to Mortgagee under the Loan Agreement, this Mortgage, or any other Loan Document shall be made without relief from valuation and appraisement laws.
[Signature page follows.]

        IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date first set forth above.

Mortgagor:

AQUABOUNTY TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ David A. Frank
Name: David A. Frank
Title: Treasurer and Chief Financial Officer

STATE OF MASSACHUSETTS )
        ) SS:
COUNTY OF MIDDLESEX )

The foregoing instrument was acknowledged before me, a Notary Public in and for said County and State, on this 31st day of July, 2020, by David A. Frank, as Treasurer and Chief Financial Officer of AquaBounty Farms Indiana LLC, a Delaware limited liability company, on behalf of the company.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/

Exhibit 10.4
Witness:

/s/ Sherry Sylvester
Witness Signature

Witness Name (Print): Sherry Sylvester

STATE OF MASSACHUSETTS )
        ) SS:
COUNTY OF MIDDLESEX )

Before me, a Notary Public in and for said County and State, personally appeared Sherry Sylvester, on this 31st day of July, 2020, being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by David A. Frank in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument and will not receive any interest in or proceeds from the property that is the subject of the transaction.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/

This instrument was prepared by and upon recording return to:
Joshua L. Christie, Esq.
Ice Miller LLP
One American Square, Suite 2900
Indianapolis, Indiana 46282

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each social security number in this document, unless required by law. Joshua L. Christie, Esq.

Exhibit 10.4
EXHIBIT A

Description of Real Property

THE FOLLOWING REAL ESTATE IS LOCATED IN DELAWARE COUNTY, INDIANA:

Part of Section 35, Township 22 North, Range 11 East, Niles Township, Delaware County, Indiana as described as follows:

Commencing at a monument found at the southwest corner of said Section 35; thence South 88 degrees 52 minutes 32 seconds East (assumed bearing) 753.23 feet along the south line of said Section 35 to a PK nail found in Gregory Road at the Point of beginning of this description; thence North 61 degrees 09 minutes 52 seconds West 8.97 feet to a point in Gregory Road; thence North 34 degrees 42 minutes 01 second West 269.24 feet to a PK nail found Gregory Road; thence North 32 degrees 04 minutes 43 seconds West 210.49 feet to a PK nail found in Gregory Road; thence North 57 degrees 58 minutes 47 seconds East 165.85 feet to an iron rod set; thence North 00 degrees 02 minutes 33 seconds West 455.09 feet to an iron rod found; thence North 83 degrees 34 minutes 06 seconds East 157.13 feet to an iron rod found; thence South 00 degrees 47 minutes 35 seconds West 956.90 feet to a point found; thence North 88 degrees 52 minutes 32 seconds West 13.88 feet to the Point of Beginning, containing 3.45 acres, in Section 35.

ALSO: A part of the Southwest Quarter of Section 35, Township 22 North, Range 11 East, more particularly described as follows, to-wit: Beginning at a point in the centerline of Granville & Albany Pike 1,276.0 feet West of the southeast corner of the Southwest Quarter of Section 35, Township 22 North, Range 11 East; thence North 01 degree 29 minutes 26 seconds East parallel with the east line of said Southwest quarter 2,660.27 feet to the north line of said Southwest Quarter also being the northwest corner of Deed Record 2000 page 8008 as recorded in the records of Delaware County, Indiana; thence North 89 degrees 14 minutes 04 seconds West and on the north line of said Southwest Quarter 632.62 feet; thence South 00 degrees 14 minutes 26 seconds West 580.95 feet to an existing fence; thence North 88 degrees 41 minutes 51 seconds West 126.23 feet to a concrete post; thence South 00 degrees 22 minutes 07 seconds West on an existing fence line 1,112.71 feet to its intersection with the north line of Deed Record 1998 Page 6312 as recorded in the records of Delaware County, Indiana; thence North 83 degrees 24 minutes 42 seconds East and on the north line of said Deed Record 1998 Page 6312, 157.13 feet to the northeast corner of said Deed Record 1998 Page 6312; thence South 00 degrees 27 minutes 29 seconds West on the east line of said Deed Record 1998 Page 6312, 984.53 feet to the Point in the center line of Granville & Albany Pike (being the southeast corner of said Deed Record 1998 Page 6312); thence South 88 degrees 53 minutes 41 seconds East 566.52 feet to the Point of Beginning. Estimated to contain 40.0 acres, more or less.